Exhibit 99.1

Designated Filer:	Insight Holdings Group, LLC
Issuer & Ticker Symbol:	Alteryx, Inc. [AYX]
Date of Event Requiring Statement:	August 16, 2018

EXPLANATION OF RESPONSES

(1) Held by Insight Venture Partners VIII, L.P (“IVP VIII”).

(2) Held by Insight Venture Partners (Cayman) VIII, L.P. (“IVP Cayman VIII”).

(3) Held by Insight Venture Partners (Delaware) VIII, L.P. (“IVP Delaware VIII”).

(4) Held by Insight Venture Partners VIII (Co-Investors), L.P. (“IVP VIII Co-Investors” and together with IVP VIII, IVP Cayman VIII and IVP Delaware VIII, the “Insight VIII Funds”).

(5) The price reported in Column 4 is a weighted average price.  These shares were sold in multiple transactions at prices ranging from $53.38 to $54.375, inclusive.  The reporting person undertakes to provide to the issuer, any security holder of the issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares sold at each separate price within the ranges set forth in footnotes (5) through (8) to this Form 4.

(6) The price reported in Column 4 is a weighted average price.  These shares were sold in multiple transactions at prices ranging from $54.38 to $55.11, inclusive.  The reporting person undertakes to provide to the issuer, any security holder of the issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares sold at each separate price within the ranges set forth in footnotes (5) through (8) to this Form 4.

(7) The price reported in Column 4 is a weighted average price.  These shares were sold in multiple transactions at prices ranging from $53.34 to $54.33, inclusive.  The reporting person undertakes to provide to the issuer, any security holder of the issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares sold at each separate price within the ranges set forth in footnotes (5) through (8) to this Form 4.

(8) The price reported in Column 4 is a weighted average price.  These shares were sold in multiple transactions at prices ranging from $54.34 to $54.71, inclusive.  The reporting person undertakes to provide to the issuer, any security holder of the issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares sold at each separate price within the ranges set forth in footnotes (5) through (8) to this Form 4.

(9)  Insight Holdings Group, LLC (“Holdings”) is the sole shareholder of Insight Venture Associates VIII, Ltd. (“IVA VIII Ltd”). IVA VIII Ltd is the general partner of Insight Venture Associates VIII, L.P. (“IVA VIII”), which is the general partner of IVP VIII., IVP Cayman VIII, IVP Delaware VIII, and IVP VIII Co-Investors.  Holdings is also the sole shareholder of Insight Venture Associates Coinvestment III, Ltd. (“IVAC Ltd”). IVAC Ltd is general partner of Insight Venture Associates Coinvestment III, L.P. (“IVAC”). IVAC is the general partner of Insight Venture Partners Coinvestment Fund III, L.P. (“IVP Coinvestment III”) and Insight Venture Partners Coinvestment Fund (Delaware) III, L.P. (“IVP Coinvestment Delaware III” and together with IVP Coinvestment III, the “Coinvest III Funds”).  The Coinvest III Funds together with the Insight VIII Funds are the Insight Funds.

The amount listed as owned by each Insight VIII Fund may be deemed to be attributable to each of the other Insight VIII Funds, IVA VIII, IVA VIII Ltd and Holdings because Holdings is the sole shareholder of IVA VIII Ltd, which in turn is the general partner of IVA VIII, which in turn is the general partner of each of the Insight VIII Funds.  The amount listed as owned by each Coinvest III Fund may be deemed attributable to the other Coinvest III Fund and Holdings because Holdings is the sole shareholder of IVAC Ltd, which in turn is the general partner of IVAC, which in turn is the general partner of each of the Coinvest III Funds.

Each of Jeffrey Horing, Deven Parekh, Peter Sobiloff, Michael Triplett and Jeffrey Lieberman is a member of the board of managers of Holdings and as such shares voting and dispositive power over the shares held by any of the Insight Funds.  The foregoing is not an admission by any of IVA VIII, IVA VIII Ltd or Holdings that it is the beneficial owner of the shares held by any of the Insight Funds.  Each of Messrs. Horing, Parekh, Sobiloff, Triplett and Lieberman disclaims beneficial ownership of the shares held by any of the Insight Funds except to the extent of his pecuniary interest therein.